Exhibit 28(a)(xii)



SEASONS SERIES TRUST

Certificate of Amendment

        I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of Seasons Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the Trust), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trusts Declaration of Trust, dated October 10, 1995, as amended from time to time (hereinafter referred to as the Declaration of Trust), and by the affirmative vote of a majority of Trustees of the Trust, the attached
Amendment to Establishment and Designation of Shares of Beneficial Interest was duly approved and adopted in the manner provided in the Declaration of Trust

        IN WITNESS WHEREOF, I have hereunto set
forth my hand this 9th day of December, 2009.


Name: /s/ NORI L. GABERT
Title:   Secretary



SEASONS SERIES TRUST

AMENDMENT TO
ESTABLISHMENT AND DESIGNATION OF
SHARES OF BENEFICIAL INTEREST




        The undersigned, being a majority of the Trustees of Seasons Series Trust (hereinafter referred to as the Trust), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated
October 10, 1995 (hereinafter, as amended, referred to as the Declaration of Trust), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on December 9, 2009 the following is hereby authorized:

That the Strategic Fixed Income Portfolio shall be renamed: Real Return Portfolio

	The actions contained herein shall be effective as of January 19, 2010.

	IN WITNESS THEREOF, the undersigned have executed this Amendment to Establishment and Designation of Shares of Beneficial Interest (which may be on one or more separate counterparts) as of the 9th day of December, 2009.

/s/ GARRETT F. BOUTON		/s/ GILBERT TERRY RAY
Garrett F. Bouton, Trustee	Gilbert T. Ray, Trustee

/s/ CARL D. COVITZ		/s/ ALLAN L. SHER
Carl D. Covitz, Trustee	Allan L. Sher, Trustee

/s/ JANA W. GREER		/s/ BRUCE G. WILLISON
Jana W. Greer, Trustee	Bruce G. Willison,
Trustee

/s/ JANE JELENKO
Jane Jelenko, Trustee